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                                                               EXHIBIT 10(b)

                          THE SHERWIN-WILLIAMS COMPANY
                    1997 STOCK PLAN FOR NONEMPLOYEE DIRECTORS

         The Sherwin-Williams Company 1997 Stock Plan for Nonemployee Directors is effective as of April 23, 1997. The purpose of the Plan is to attract and retain highly qualified persons to serve as nonemployee members of the Board of Directors of the Company and to align the interests of such persons more closely with the interests of the Company's shareholders.

                                    ARTICLE I
                                   DEFINITIONS

         As used herein, the following terms shall have the following respective meanings unless the context clearly indicates otherwise:

         1.01 Board of Directors. The Board of Directors of the Company.

         1.02 Code. The Internal Revenue Code of 1986, as the same has been or may be amended from time-to-time.

         1.03 Committee. The Committee shall consist of three or more members who may be, but are not required to be, directors or employees of the Company, one of whom may be the Chief Executive Officer of the Company and the others of whom shall be appointed by the Chief Executive Officer of the Company and shall serve from the effective date of their appointment until such time as the Chief Executive Officer shall appoint a successor to any or all of such members of the Committee.

         1.04 Common Stock. Common Stock of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Article VII.

         1.05 Company. The Sherwin-Williams Company, or its corporate successor or successors.

         1.06 Date of Grant. The date on which a grant of Option Rights or a grant or sale of Restricted Stock shall become effective (which date shall not be earlier than the date the Board of Directors takes action with respect thereto).

         1.07 Eligible Directors. Members of the Board of Directors who are not employees of the Company or any Subsidiary.

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         1.08 Fair Market Value. The average between the highest and the lowest quoted selling price of the Company's Common Stock on the New York Stock Exchange or any successor exchange.

         1.09 Option Right. The right to purchase a share of Common Stock upon exercise of an option granted pursuant to Article III.

         1.10 Participant. An Eligible Director named in an agreement evidencing an outstanding Option Right, sale or grant of Restricted Stock or stock option granted under any stock option plan heretofore or hereafter approved by the shareholders of the Company.

         1.11 Plan. The Sherwin-Williams Company 1997 Stock Plan for Nonemployee Directors, as the same may be amended from time-to-time.

         1.12 Restricted Stock. Shares of Common Stock granted or sold pursuant to Article IV as to which neither a substantial risk of forfeiture, if any, nor any prohibition or restriction on transfer referenced to therein has lapsed, terminated or been cancelled.

         1.13 Subsidiary. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option Right or the grant or sale of Restricted Stock, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II
                             COMMON STOCK AVAILABLE

         2.01 Number of Shares. The shares of Common Stock which may be (a) sold upon the exercise of Option Rights or (b) awarded or sold as Restricted Stock and released from any substantial risks of forfeiture or restrictions on transfers relating thereto shall not exceed in the aggregate 400,000 shares, subject to adjustment as provided in Articles VI and VII. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

         2.02 Reuse of Shares. If an Option Right or portion thereof shall expire or terminate for any reason without having been exercised in full, or if the rights of a Participant in Restricted Stock shall terminate prior to the lapse of any substantial risk of forfeiture or restrictions on transfer relating thereto, the shares covered by such Option Right or Restricted Stock grant not transferred to the Participant shall be available for future grants of Option Rights and/or Restricted Stock.

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                                   ARTICLE III
                                  OPTION RIGHTS

         3.01 Authorization and Terms. The Board of Directors may, from time-to-time and upon such terms and conditions as it may determine, consistent with the terms of the Plan, authorize the granting of options to Eligible Directors to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations and shall be subject to all of the applicable limitations set forth in the Plan, including the following:

                  (A) Each grant shall specify the number of shares of Common Stock to which it pertains;

                  (B) Each grant shall specify an option price per share equal to the Fair Market Value per share on the Date of Grant, and that such option price shall be payable in full at the time of exercise of the option either (i) in cash, (ii) by exchanging for the shares to be issued hereunder pursuant to the exercise of the option previously acquired shares of the Company's Common Stock held for such period of time, if any, as the Board of Directors may require and reflect in the stock option certificate (valued at an amount equal to the Fair Market Value of such stock on the date of exercise), or (iii) by a combination of the payment methods specified in clauses (i) and (ii) hereof. The proceeds of sale of Common Stock subject to Option Rights are to be added to the general funds of the Company, in the case of cash, or to the shares of the Common Stock held in treasury, in the case of shares, and used for the Company's corporate purposes as the Board of Directors shall determine;

                  (C) Successive grants may be made to the same Eligible Directors whether or not any Option Rights previously granted to such Eligible Director remain unexercised;

                  (D) Each grant shall specify the period or periods of continuous service by the Participant on the Board of Directors which is necessary before the Option Rights or installments thereof will become exercisable;

                  (E) No Option Right shall be exercisable more than ten years from the Date of Grant; and

                  (F) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Eligible Director and containing such terms and provisions, consistent with the Plan, as the Board of Directors may approve.

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                                   ARTICLE IV
                                RESTRICTED STOCK

         4.01 Authorization and Terms. The Board of Directors may, from time-to-time and upon such terms and conditions as it may determine, authorize the granting or sale to Eligible Directors of Restricted Stock. Each grant or sale may utilize any or all of the authorizations and shall be subject to all of the following limitations:

                  (A) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services and shall entitle such Participant to voting, dividend and other ownership rights, as the Board of Directors may determine, subject, however, to any substantial risk of forfeiture and any restrictions on transfer as the Board of Directors may determine;

                  (B) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per share at the Date of Grant;

                  (C) Each such grant or sale may provide that the shares of Restricted Stock covered by such grant or sale are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations thereunder;

                  (D) Each such grant or sale may provide that during the period for which any substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Board of Directors at the Date of Grant; and

                  (E) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by an officer and delivered to and accepted by the Eligible Director and shall contain such terms and provisions, consistent with the Plan, as the Board of Directors may approve.

                                    ARTICLE V
                           ADMINISTRATION OF THE PLAN

         5.01 Generally. The Plan shall be administered by the Board of Directors, which may from time-to-time delegate all or any part of its authority to a Committee. A majority of the Board of Directors or the Committee, if applicable, shall constitute a quorum, and the action of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Board of Directors or the Committee, as applicable. The Board

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of Directors or the Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan.

         5.02 Interpretation and Construction. The interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any agreement, notification or document evidencing the grant of Option Rights or Restricted Stock and any determination by the Board of Directors or the Committee pursuant to any provision of the Plan or of any such agreement, notification or document, made in good faith, shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any such action or determination made in good faith.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

         6.01 Amendment of the Plan. The Plan may be amended from time-to-time by the Board of Directors in any respect, provided, however, that without further approval by the shareholders of the Company, no amendment may increase the maximum number of shares specified in Article II (except that adjustments authorized by Section 7.02 shall not be limited by this provision).

         6.02 Amendment of the Agreements. The Board of Directors may cancel or amend any agreement evidencing Option Rights or Restricted Stock granted under the Plan provided that the terms and conditions of each such agreement as amended are not inconsistent with the Plan and provided further that, except as provided in Section 7.02, the option price per share may not be increased or decreased following the Date of Grant of the related Option Right.

         6.03 Automatic Termination. The Plan will terminate at midnight on April 22, 2007 unless earlier terminated by the Board of Directors; provided, however, that Option Rights granted on or before that date may extend beyond that date and restrictions imposed on Restricted Stock transferred on or before that date may extend beyond such date.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Transferability. Except as otherwise provided in any agreement evidencing Option Rights, no Option Right shall be transferable by a Participant other than by will or the laws of descent and distribution, and Option Rights shall be exercisable during the Participant's lifetime only by the Participant. No right or interest of any Participant granted under the Plan shall be subject to alienation, anticipation, encumbrance, garnishment or attachment, any lien, obligation or liability of such Participant, or execution or levy of any kind, voluntary or involuntary, except as provided herein or required by law.

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         7.02 Adjustments. The Board of Directors may make or provide for such adjustments in the exercise price, sale price and the number or kind of shares of the Company's Common Stock or other securities covered by outstanding Option Rights or Restricted Stock grants as the Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that would otherwise result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. The Board of Directors may also make or provide for such adjustments in the number or kind or shares of the Company's Common Stock or other securities which may be sold or transferred under the Plan (including the maximum number of shares specified in Article II) and in the maximum number of shares that may be purchased or received by any person, as the Board of Directors in its sole discretion, exercised in good faith, may determine is appropriate to reflect any event of the type described in clauses (i), (ii) and/or (iii) of the preceding sentence.

         7.03 Fractional Shares. The Company shall not be required to sell or transfer any fractional share of Common Stock pursuant to the Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

         7.04 No Shareholder Rights. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock issued upon the exercise of an Option Right until such time as the Option Right is exercised and such shares of Common Stock are issued.

         7.05 No Right to Continue as a Director. Neither the existence of the Plan nor any action taken under the Plan shall be construed as giving any Participant any right to continue to serve as a member of the Board of Directors.

         7.06 Invalidity of Provisions. Should any part of the Plan for any reason be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall continue in full force and effect as if the Plan had been adopted with the invalid portion hereof eliminated, it being the intention of the Company that it would have adopted the remaining portion of the Plan without including any such part, parts or portion which may for any reason be hereafter declared invalid.

         7.07 Effective Date. The Plan will become effective immediately following its approval at the Company's 1997 Annual Meeting of Shareholders. The Plan shall be deemed to have been adopted on the date of such meeting.

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